EXHIBIT 3.2

BYLAWS

OF

TEXAS REPUBLIC CAPITAL CORPORATION

(A Texas corporation)

TABLE OF CONTENTS

BYLAWS OF

TEXAS REPUBLIC CAPITAL CORPORATION

(A Texas corporation)

(i)

(ii)

BYLAWS

OF

TEXAS REPUBLIC CAPITAL CORPORATION

(A Texas corporation)

ARTICLE I

Offices and Fiscal Year

SECTION 1.01.                           Registered Office and Agent.  The registered office and registered agent of the corporation shall be as designated with the Secretary of State of the State of Texas, as they may be changed from time to time.

SECTION 1.02.                           Other Offices.  The corporation may also have offices at such other places within or without the State of Texas as the board of directors may from time to time determine or the business of the corporation requires.

SECTION 1.03.                           Fiscal Year.  The fiscal year of the corporation shall be the calendar year unless otherwise fixed by resolution of the board of directors.

ARTICLE II

Meetings of Shareholders

SECTION 2.01.                           Place and Manner of Meetings.  All meetings of the shareholders of the corporation shall be held at the registered office of the corporation or at the principal office of the corporation or at such other place within or without the State of Texas as shall be designated by the board of directors in the notice of such meeting.  The board of directors may determine that any meeting may be held solely by remote communication in accordance with Texas law.  Shareholders may participate in such meetings by means of conference telephone or similar communications equipment, or other suitable electronic communications systems, including videoconferencing or the Internet, or any combination thereof, provided that all persons participating in the meeting can communicate with each other.  If voting is to take place at the meeting, the corporation must implement reasonable measures to verify that every person voting at the meeting by means of remote communication is sufficiently identified and must keep a record of any vote or other action taken.  Participation in a meeting as provided herein shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business at the meeting on the ground that the meeting has not been lawfully called or convened.

SECTION 2.02.                           Annual Meeting.  An annual meeting of the shareholders, commencing with the year following the adoption of these bylaws, shall be held on such date and time as shall be designated from time to time by the board of directors and stated in the notice of the meeting, at which time the shareholders shall elect a board of directors, and transact such other business as may properly be brought before the meeting.

SECTION 2.03.                           Special Meetings.  Special meetings of the shareholders of the corporation  may be called at any time by the president, chair of the board, if any, or a majority of the board of directors, for any purpose or purposes for which meetings may be lawfully called.  At any time, upon written request of any person or persons who have duly called a special meeting, which written request shall state the purpose or purposes of the meeting, it shall be the duty of the president to fix the date of the meeting to be held at such date and time as the president may fix, not less than 10 nor more than 60 days after the receipt of the request, and to give due notice thereof.  If the president shall neglect or refuse to fix the time and date of such meeting and give notice thereof, the person or persons calling the meeting may do so.

SECTION 2.04.                           Notice of Meetings.  Written notice of the place, date and hour of every meeting of the shareholders, whether annual or special, shall be given by or at the direction of the chair of the board, the president, a vice president, the secretary or an assistant secretary of the corporation to each shareholder of record having voting power with respect to the business to be transacted at such meeting, not less than 10 nor more than 60 days before the date of the meeting as provided in Section 4.01 of these Bylaws, provided that such notice may be waived as provided in Section 4.02 of these bylaws.  Each notice of a special meeting shall state the purpose or purposes for which the meeting is being called.  Any meeting at which all shareholders having voting power with respect to the business to be transacted thereat are present, either in person or by proxy, shall be a valid meeting for the transaction of business, notwithstanding that notice has not been given as hereinabove provided.

SECTION 2.05.                           Quorum, Manner of Acting and Adjournment.  The holders of a majority of  the stock issued and outstanding (not including treasury shares) and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by statute, by the certificate of formation or by these bylaws.  If, however, a quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented.  At any such adjourned meeting, at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.  If the adjournment is for more than 30 days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record having voting power with respect to the business to be transacted at such meeting.  When a quorum is present at any meeting, the vote of the holders of the majority of the stock having voting power with respect to a question present in person or represented by proxy shall decide any such question brought before such meeting, unless the question is one upon which, by express provision of the applicable statute or these bylaws, a different vote is required, in which case such express provision shall govern and control the decision on such question.  Except upon those questions governed by the aforesaid express provisions, the shareholders present in person or by proxy at a duly organized meeting can continue to do business until adjournment, notwithstanding withdrawal of enough shareholders to leave less than a quorum.

SECTION 2.06.                           Organization.  At every meeting of the shareholders, the president or, in the absence of the president, one of the following persons present in the order stated:  chair of the board, if any, a chair designated by the board of directors, or a chair chosen by the shareholders, shall act as chair, and the secretary or, in his or her absence, an assistant secretary or a person appointed by the chair of the meeting, shall act as secretary of the meeting.

SECTION 2.07.                           Voting; Proxies.   Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of the shareholders, except to the extent that the voting rights of the shares of any class or classes are limited, denied, or expanded by the certificate of formation.  At any meeting of the shareholders, every shareholder having the right to vote may vote either in person or by proxy executed in writing by the shareholder and bearing a date not more than eleven months prior to said meeting unless said proxy shall provide for a longer period.  A telegram, telex, cablegram, or other form of electronic transmission, including telephonic transmission, by the shareholder, or a photographic, photostatic, facsimile, or similar reproduction of a writing executed by the shareholder, shall be treated as an execution in writing for purposes of the immediately preceding sentence.  Any electronic transmission must contain or be accompanied by information from which it can be determined that the transmission was authorized by the shareholder.  Each proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest.  Each proxy shall be filed with the secretary of the corporation prior to or at the time of the meeting.  Voting on any question or in any election may be by voice vote or show of hands unless the presiding officer orders, or any shareholder demands, that voting be by written ballot.  In elections for director, each director shall be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election

SECTION 2.08.                           Consent of Shareholders in Lieu of Meeting.  Except as provided in the Texas Business Organizations Code, any action required to be taken at any annual or special meeting of shareholders of the corporation, or any action which may be taken at any annual or special meeting of the shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation by delivery to its registered office in Texas, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of shareholders are recorded.  Delivery made to the corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.  Every written consent shall bear the date of signature of each shareholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days after the earliest dated consent delivered in the manner required herein to the corporation, written consents signed by a sufficient number of holders to take action are delivered to the corporation by delivery to its registered office in Texas, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of shareholders are recorded.  Delivery made to the corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.  Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who have not consented in writing.

SECTION 2.09.                           Voting Lists.  The officer who has charge of the stock ledger of the corporation shall prepare and make, at least 10 days before every meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting.  The list shall be arranged in alphabetical order and show the address of each shareholder and the number of shares registered in the name of each shareholder.  The list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held.  The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any shareholder who is present.

ARTICLE III

Board of Directors

SECTION 3.01.                           Powers.  The board of directors shall have full power to manage the business and affairs of the corporation; and all powers of the corporation, except those specifically reserved or granted to the shareholders by statute, the certificate of incorporation or these bylaws, are hereby granted to and vested in the board of directors.

SECTION 3.02.                           Number and Term of Office. The board of directors shall consist of such number of directors, which shall be not less than seven or more than fifteen, as may be determined from time to time by resolution of the board of directors, but no decrease shall have the effect of shortening the term of any incumbent director. Unless and until so determined otherwise, the board of directors shall consist of nine members. Each director shall serve until the next annual election and until his or her successor shall have been elected and shall qualify, except in the event of his or her death, resignation or removal. All directors of the corporation shall be natural persons of full age, but need not be residents of Texas or shareholders of the corporation.

SECTION 3.03.                           Resignations.  Any director of the corporation may resign at any time by giving written notice to the president or the secretary of the corporation.  Resignations shall become effective upon receipt or at such later time as shall be specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 3.04.                           Vacancies and Newly-Created Directorships.  Vacancies and newly-created directorships resulting from any increase in the authorized number of directors may be filled by a majority vote of the directors then in office, though less than a quorum, or by a sole remaining director.  Each director so chosen shall hold office until the next annual election and until his or her successor shall have been duly elected and shall qualify, unless such director dies, resigns or is removed prior to such time.  If at any time, by reason of death or resignation or other cause, the corporation should have no directors in office, then an election of directors may be held by the shareholders or in the manner provided by statute.

SECTION 3.05.                           Organization.  At every meeting of the board of directors, the chair of the board, if any, or, in the case of a vacancy in the office or absence of the chair of the board, the president or, in his or her absence, a chair chosen by a majority of the directors present, shall preside, and the secretary or, in his or her absence, an assistant secretary or any person appointed by the chair of the meeting, shall act as secretary of the meeting.

SECTION 3.06.                           Place of Meeting.  The board of directors may hold its meetings, both regular and special, at such place or places within or without the State of Texas as the board of directors may from time to time appoint, or as may be designated in the notice calling the meeting.

SECTION 3.07.                           Organization Meeting.  The first meeting of each newly elected board of directors shall, unless otherwise specified by the president of the corporation, be held immediately after, and at the same place as, the annual meeting of shareholders.  Notice of such meeting to the newly-elected directors shall not be necessary in order legally to constitute the meeting, provided a quorum shall be present.

SECTION 3.08.                           Regular Meetings.  Regular meetings of the board of directors may be held without notice at such time and place as shall be designated from time to time by resolution of the board of directors.  If the date fixed for any regular meeting be a legal holiday under the laws of the State where such meeting is to be held, then the same shall be held on the next succeeding business day, not a Saturday, or at such other time as may be determined by resolution of the board of directors.  At such meetings, the directors shall transact such business as may properly be brought before the meeting.

SECTION 3.09.                           Special Meetings.  Special meetings of the board of directors shall be held whenever called by the chair of the board, if any, the president or by two or more of the directors.  Notice of each such meeting shall be given to each director by telephone, telegram, facsimile, in writing or in person at least 24 hours (in the case of notice by telephone or in person) or 48 hours (in the case of notice by telegram, electronic transmission or facsimile) or five (5) days (in the case of notice by mail) before the time at which the meeting is to be held.  Each such notice shall state the time and place of the meeting to be so held.  Except as otherwise specifically provided in these bylaws, no notice of the objects or purposes of any special meeting of the board of directors need be given, and, unless otherwise indicated in the notice thereof, any and all business may be transacted at any special meeting.

SECTION 3.10.                           Conference Telephone Meetings.  One or more directors may participate in a meeting of the board, or of a committee of the board, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear or otherwise communicate with each other.  Participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

SECTION 3.11.                           Quorum, Manner of Acting and Adjournment.  At all meetings of the board a majority of the directors shall constitute a quorum for the transaction of business.  The vote of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except on additions, amendments, repeal or any changes whatsoever in the bylaws or the adoption of new bylaws, with respect to any of which the affirmative votes of at least a majority of the members of the board of directors shall be necessary for the adoption of such changes and except as may be otherwise specifically provided by statute or by the certificate of incorporation.  If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

SECTION 3.12.                           Committees.  The board of directors may, by resolution adopted by a majority of the whole board, designate an executive committee, an audit committee, a compensation committee and/or one or more other committees, each committee to consist of one or more directors of the corporation.  The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  In the absence or disqualification of a member, and the alternate or alternates, if any, designated for such member, of any committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another director to act at the meeting in the place of any such absent or disqualified member.  A majority of the members of any committee, as at the time constituted, shall be necessary to constitute a quorum thereof, and the act of a majority of the members of any committee who are present at any meeting thereof at which a quorum is present shall be the act of such committee.  Any vacancy in any committee shall be filled by a vote of a majority of the directors at the time in office.

Any such committee, to the extent provided in the resolution establishing such committee, shall have and may exercise all the power and authority of the board of directors in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers which may require it, except that no such committee shall have the authority of the board of directors (a) to approve or recommend to the shareholders any action or matter expressly required by the Texas Business Organizations Code to be submitted to the shareholders for approval; (b) to adopt, amend, or repeal any bylaw of the corporation; (c) to fill vacancies in the board of directors or any committee, including any directorship to be filled by reason of an increase in the number of directors; (d) to elect or remove officers or members of any committee; (e) to fix the compensation of any member of a committee; (f) to alter or repeal any resolution of the board of directors which provides for any of the foregoing or which by its terms provides that it shall not be so amendable or repealable; (g) to declare a dividend or to authorize the issuance of shares of the corporation; (h) approve a plan of merger, share exchange or conversion; (i) recommend to the shareholders the sale, lease or exchange of substantially all of the property and assets of the corporation not made in the usual and regular course of its business, or a voluntary winding up and termination or revocation of a winding up and termination of the corporation; or (j) amend the certificate of formation, except to establish series of shares, increase or decrease the number of shares of a series, or eliminate a series of shares.  Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors.  Each committee so formed shall fix the time and place of its meetings and its own rules of procedure and shall keep regular minutes of its meetings and report from time to time to the board of directors.

SECTION 3.13.                           Consent of Directors in Lieu of Meeting.  Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board or the committee consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or the committee.

SECTION 3.14.                           Presumption of Assent.  A director who is present at a meeting of the board of directors at which action on any corporate matter is taken shall be presumed to have assented to the action unless such director's dissent shall be entered in the minutes of the meeting or unless such director shall file his or her written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof or unless such director shall forward such dissent by registered mail to the secretary of the corporation immediately after the adjournment of the meeting.  Such right to dissent shall not apply to a director who voted in favor of such action.

SECTION 3.15.                           Compensation of Directors.  Unless otherwise restricted by the certificate of incorporation, the board of directors shall have the authority to fix the compensation of directors.  The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director.  No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefore.  Members of special or standing committees may be allowed like compensation for attending committee meetings.

SECTION 3.16.                           Removal of Directors.  Except as otherwise provided in the certificate of incorporation or the Texas Business Organizations Code, any director may be removed from office, with or without cause, at any time by the holders of a majority of the shares then entitled to vote at an election of directors, at any annual or special meeting of the shareholders.

ARTICLE IV

Notices; Waivers

SECTION 4.01.                           Notice, What Constitutes.   Whenever by statute or the certificate of formation or these bylaws, notices are required to be given to any shareholder, director or committee member, and no provision is made as to how the notice shall be given, it shall not be construed to mean personal notice, but any such notice may be given in writing, by mail, postage prepaid, addressed to the director or committee member at the address appearing on the books of the corporation, or by any other method permitted by law.  Any notice required or permitted to be given by mail shall be deemed given at the time when it is deposited in the United States mail.  Notice to shareholders, directors or committee members may also be given by a nationally recognized overnight delivery or courier service or by telegraph and will be deemed delivered when the notice is received by the proper recipient, or, if earlier: (a) in the case of an overnight delivery or courier service, one day after notice is sent by the overnight delivery or courier service; and (b) in the case of telegraph, when deposited at a telegraph office for transmission and all appropriate fees have been paid.  With the consent of a shareholder, director or committee member, notice from the corporation may be given to that shareholder, director or committee member by electronic transmission.  The shareholder, director or committee member may specify the form of electronic transmission to be used to communicate notice.  The shareholder, director or committee member may revoke this consent by written notice to the corporation.  The consent is deemed to be revoked if the corporation is unable to deliver by electronic transmission two consecutive notices and the person responsible for delivering the notice on behalf of the corporation knows that the delivery of these two electronic transmissions was unsuccessful; provided, however, that the inadvertent failure to treat the unsuccessful transmissions as a revocation of consent does not invalidate a meeting or other action.  Notice by electronic transmission is deemed given when the notice is: (a) transmitted to a facsimile number provided by the shareholder, director or committee member for the purpose of receiving notice; (b) transmitted to an electronic mail address provided by the shareholder, director or committee member for the purpose of receiving notice; (c) posted on an electronic network, and a message is sent to the shareholder, director or committee member providing information of the posting; or (d) communicated to the shareholder, director or committee member by any other form of electronic transmission consented to by the shareholder, director or committee member.

SECTION 4.02.                           Waivers of Notice.  Whenever any notice is required to be given under the provisions of the certificate of incorporation, these bylaws, or by statute, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the shareholders, directors, or members of a committee of directors need be specified in any written waiver of notice of such meeting unless so required by the certificate of incorporation or these bylaws.  Attendance by a person, either in person or by proxy, at any meeting, shall constitute a waiver of notice of such meeting, except where a person attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened.

ARTICLE V

Officers

SECTION 5.01.                           Number, Qualifications and Designation.  The officers of the corporation shall be chosen by the board of directors and shall be a president, secretary and such other officers as may be elected in accordance with the provisions of Section 5.03 of this Article.  One person may hold more than one office.  Officers may be, but need not be, directors or shareholders of the corporation.

SECTION 5.02.                           Election and Term of Office.  The officers of the corporation, except those elected by delegated authority pursuant to Section 5.03 of this Article, shall be elected annually by the board of directors, and each such officer shall hold his or her office until such officer's successor shall have been elected and shall qualify, or until his or her earlier death, resignation or removal.  Any officer may resign at any time upon written notice to the corporation or may be removed, with or without cause, by the board of directors.

SECTION 5.03.                           Other Officers, Committees and Agents.  The board of directors may from time to time elect such other officers, including without limitation a chair of the board of directors, a vice chair of the board of directors, a treasurer and one or more vice presidents, assistant Secretaries and assistant treasurers, and appoint such committees, employees and other agents as it deems necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as are provided in these bylaws, or as the board of directors may from time to time determine.  The board of directors may delegate to any officer or committee the power to elect subordinate officers and to retain or appoint employees or other agents, or committees thereof, and to prescribe the authority and duties of such subordinate officers, committees, employees or other agents.

SECTION 5.04.                           Chair of the Board and Vice Chair.  The chair of the board of directors, if any, shall preside at all meetings of the board of directors and shall perform such other duties as may be prescribed by the board of directors from time to time.  He or she may sign and deliver on behalf of the corporation any deeds, mortgages, bonds, contracts, certificates, powers of attorney and other instruments which the board of directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the board of directors or by these bylaws to some other officer or agent of the corporation or shall be required by law to be otherwise signed or executed.  The vice chair, if any, shall, at the request of the chair or in his or her absence or disability, perform the duties and exercise the powers of the chair, and shall perform such other duties as the board of directors shall prescribe.

SECTION 5.05.                           President.  The president shall preside at all meetings of the shareholders and, if there is no chair or vice chair of the board, or in their absence, all meetings of the board of directors.  He or she may sign and deliver on behalf of the corporation any deeds, mortgages, bonds, contracts, certificates, powers of attorney and other instruments which the board of directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the board of directors or by these bylaws to some other officer or agent of the corporation or shall be required by law to be otherwise signed or executed.  The president may employ all agents and employees of the corporation and may discharge any such agent or employee, and, in general, shall perform all duties incident to the office of president, and such other duties as from time to time may be assigned to him or her by the board of directors.

SECTION 5.06.                           Chief Executive Officer.  The board of directors shall assign the duties of the chief executive officer of the corporation to either the chair of the board of directors or the president.  Such duties shall include the authority and powers necessary for the general management of the business, properties, activities and policies of the corporation, subject, however, to the control of the board of directors.

SECTION 5.07.                           Chief Operating Officer.  The board of directors shall assign the duties of the chief operating officer of the corporation to the chair of the board of directors, the president or any other officer of the corporation.  Such duties shall include the authority necessary for the active management and general supervision of the everyday business of the corporation and the duty to see that all orders and policies of the chief executive officer and the board of directors are carried into effect.  The chief operating officer shall appoint and remove, employ and discharge, and fix the compensation of all employees and agents of the corporation, other than the duly elected officers, subject to the approval of the board of directors.  At the request of the chief executive officer, or in his or her absence or disability, the chief operating officer shall exercise all the powers and discharge all the duties of the chief executive officer.

SECTION 5.08.                           Chief Financial Officer.  The board of directors may assign the duties of chief financial officer of the corporation to any officer of the corporation.  Such duties shall include the active management and supervision of the financial and accounting affairs of the corporation.

SECTION 5.09.                           Vice Presidents.  Any vice president shall, at the request of the president or in his or her absence or disability, perform the duties and exercise the powers of the president and such other duties as may from time to time be assigned by the board of directors or by the president.  At the discretion of the board of directors, one or more vice presidents may be designated as an executive vice president or senior vice president.

SECTION 5.10.                           Secretary and Assistant Secretaries.  The secretary shall attend all meetings of the shareholders and of the board of directors and shall record the proceedings of the shareholders and of the directors and of committees of the board in a book or books to be kept for that purpose; see that notices are given and records and reports properly kept and filed by the corporation as required by law; be the custodian of the seal of the corporation and see that it is affixed to all documents to be executed on behalf of the corporation under its seal; and, in general, perform all duties incident to the office of secretary, and such other duties as may from time to time be assigned to him or her by the board of directors or the president.  Any assistant secretary shall, at the request of the secretary or in his or her absence or disability, perform the duties and exercise the powers of the secretary and shall perform such other duties as the board of directors, the president or the secretary shall prescribe.

SECTION 5.11.                           Treasurer and Assistant Treasurers.  The treasurer, if any, shall have or provide for the custody of the funds or other property of the corporation.  Whenever so required by the board of directors or the president, the treasurer shall render an account showing his or her transactions as treasurer and the financial condition of the corporation.  In general, the treasurer shall discharge such other duties as may from time to time be assigned to him or her by the board of directors or the president.  Any assistant treasurer shall, at the request of the treasurer or in his or her absence or disability, perform the duties and exercise the powers of the treasurer and shall perform such other duties as the board of directors, the president or the treasurer shall prescribe.

SECTION 5.12.                           Officers' Bonds.  No officer of the corporation need provide a bond to guarantee the faithful discharge of his or her duties unless the board of directors shall by resolution so require a bond in which event such officer shall give the corporation a bond (which shall be renewed if and as required) in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his or her office.

SECTION 5.13.                           Compensation.  The compensation of the officers and agents of the corporation elected by the board of directors shall be fixed from time to time by the board of directors.  Any employment contract, whether for an officer, agent or employee, if expressly approved or specifically authorized by the board of directors, may fix a term of employment, and any such contract, but only if so approved or authorized, shall be valid and binding upon the corporation in accordance with the terms thereof; provided, however, this provision shall not limit or restrict in any way the right of the corporation at any time in its discretion (which right is hereby expressly reserved) to remove from office, discharge or terminate the employment or otherwise dispense with the services of any such officer, agent or employee, as provided in these bylaws, prior to the expiration of the term of employment under any such contract, provided only that the corporation shall not thereby be relieved of any continuing liability for salary or other compensation provided for in such contract.

SECTION 5.14.                           Action with Respect to Securities of Other Corporations.  Unless otherwise directed by the board of directors, the chair of the board of directors, if any, the president or any vice president of the corporation shall have power to vote and otherwise act on behalf of the corporation, in person or by proxy, at any meeting of security holders, or with respect to any action of security holders, of any other corporation in which the corporation may hold securities and shall have power to exercise any and all rights and powers which the corporation may possess by reason of its ownership of securities in such other corporation.

ARTICLE VI

Capital Stock

SECTION 6.01.                           Issuance.  The directors may, at any time and from time to time, if all of the shares of capital stock which the corporation is authorized by its certificate of incorporation to issue have not been issued, subscribed for, or otherwise committed to be issued, issue or take subscriptions for additional shares of its capital stock up to the amount authorized in its certificate of incorporation.  Unless otherwise provided by the certificate of incorporation or these bylaws, the board of directors may provide by resolution that some or all of any or all classes and series of the shares of capital stock of the corporation shall be uncertificated shares, provided that such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation.  The stock certificates of the corporation shall be numbered and registered in the stock ledger and transfer books of the corporation as they are issued.  The board of directors may also appoint one or more transfer agents and/or registrars for its stock of any class or classes and for the transfer and registration of certificates representing the same and may require stock certificates to be countersigned by one or more of them.  They shall be signed by the chair or vice chair of the board of directors, the president or a vice president and attested by the secretary or an assistant secretary or the treasurer or an assistant treasurer, and shall bear the corporate seal, which may be a facsimile, engraved or printed signature.  Any or all of the signatures upon such certificate may be a facsimile, engraved or printed.  In case any officer, transfer agent or registrar who has signed, or whose facsimile, engraved or printed signature has been placed upon, any share certificate shall have ceased to be such officer, transfer agent or registrar, before the certificate is issued, it may be issued with the same effect as if he or she were such officer, transfer agent or registrar at the date of its issue.

SECTION 6.02.                           Regulations Regarding Certificates.  Except as otherwise provided by law, the board of directors shall have the power and authority to make all such rules and regulations as it may deem expedient concerning the issuance, transfer and registration or the replacement of certificates for shares of capital stock of the corporation.

SECTION 6.03.                           Stock Certificates.  Stock certificates of the corporation shall be in such  form as is provided by statute and approved by the board of directors.  The stock record books and the blank stock certificate books shall be kept by the secretary of the corporation or by any agency designated by the board of directors for that purpose.

SECTION 6.04.                           Lost, Stolen, Destroyed or Mutilated Certificates.  The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed.  When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or such owner's legal representative, to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

SECTION 6.05.                           Record Holder of Shares.  The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Texas.

SECTION 6.06.                           Determination of Shareholders of Record for Voting at Meetings.  In order that the corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.  If no record date is fixed by the board of directors, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.  A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

SECTION 6.07.                           Determination of Shareholders of Record for Dividends and Distributions.  In order that the corporation may determine the shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the shareholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action.  If no record date is fixed, the record date for determining shareholders for any such purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

SECTION 6.08.                           Determination of Shareholders of Record for Written Consent.  In order that the corporation may determine the shareholders entitled to consent to corporate action in writing without a meeting, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the board of directors.  If no record date has been fixed by the board of directors, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting, when no prior action by the board of directors is required by statute, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in Texas, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of shareholders are recorded.  Delivery made to a corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.  If no record date has been fixed by the board of directors, when prior action by the board of directors is required by statute, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the board of directors adopts the resolution taking such prior action.

ARTICLE VII

Indemnification of Officers, Directors,
Employees and Agents

SECTION 7.01.                           Policy of Indemnification and Advancement of Expenses.  Except as may otherwise be provided in the certificate of formation, the corporation shall indemnify any director or officer of the corporation to the full extent permitted by the Texas Business Organizations Code, as amended, or any successor statute, against judgments, penalties (including excise and similar taxes), fines, settlements and reasonable expenses (including court costs and attorneys' fees) actually incurred by any such person who was, is or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a director or officer of the corporation and shall advance to such person such reasonable expenses as are incurred by such person in connection therewith to the full extent permitted by the Texas Business Organizations Code, as amended, or any successor statute.

SECTION 7.02.                           Definitions.  For purposes of this Article VII:

(a)
"director" means any person who is or was a director of the corporation and any person who, while a director of the corporation, is or was serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of the corporation or of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise.

(b)
"officer" means any person who is or was an officer of the corporation and any person who, while an officer of the corporation, is or was serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of the corporation or of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise.

(c)
"proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding.

SECTION 7.03.                           Non-Exclusive; Continuation.  The indemnification provided by this Article VII shall not be deemed exclusive of any other rights to which the person claiming indemnification may be entitled under any agreement, any vote of shareholders or disinterested directors of the corporation or otherwise both as to any action in his or her official capacity and as to any action in another capacity while holding such office, and shall continue as to a person who shall have ceased to be a director, officer or employee of the corporation engaged in any other enterprise at the request of the corporation and shall inure to the benefit of the heirs, executors and administrators of such person.

SECTION 7.04.                           Indemnification of Employees or Agents.   The corporation may indemnify and advance expenses to an employee or agent who is not a director or officer to such extent, consistent with law, as may be provided by general or specific action of the board of directors, or contract or as permitted or required by common law.

SECTION 7.05.                           Insurance or Other Arrangement.  The corporation shall have the power to purchase and maintain insurance or another arrangement on behalf of any person who is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent or in any other capacity in another corporation, or a partnership, joint venture, trust, or other enterprise against any liability asserted against such person and incurred by such person in such capacity, arising out of such person’s status as such, whether or not such person is indemnified against such liability by the provisions of this Article VII.

SECTION 7.06.                           Employee Benefit Plans.  The corporation shall indemnify any director or officer of the corporation against any action taken or omitted by that person with respect to an employee benefit plan in the performance of the person’s duties for a purpose reasonably believed by the person to be in the interest of the participants and beneficiaries of the plan is for a purpose that is not opposed to the best interests of the corporation.

SECTION 7.07.                           Employees and Agents.  The corporation may, but is not required to, indemnify any former director or officer, and any current or former employee or agent of the corporation who is not also a director or officer of the corporation if it determines that indemnification is proper in the specific case as provided in the Texas Business Organizations Code.

SECTION 7.08.                           Scope of Article.  The indemnification and advancement of expenses, as authorized by this Article VII, shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of Shareholders or disinterested Directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding an office.

SECTION 7.09.                           Reliance on Provisions.  Each person who shall act as a Director or officer of the corporation, or a person serving at the request of the corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be deemed to be doing so in reliance upon rights of indemnification provided by this Article VII, and the provisions of this Article VII shall be deemed a contract between the corporation and such person.

ARTICLE VIII

General Provisions

SECTION 8.01.                           Dividends.  Subject to the provisions of the certificate of incorporation, if any, dividends upon the capital stock of the corporation may be declared by the board of directors at any regular or special meeting in accordance with law.  Dividends may be paid in cash, in property, or in shares of the capital stock of the corporation, subject to the provisions of the certificate of incorporation.  Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the board of directors from time to time, in its absolute discretion, thinks proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the board of directors shall think conducive to the interest of the corporation, and the board of directors may modify or abolish any such reserve in the manner in which it was created.

SECTION 8.02.                           Contracts.  Except as otherwise provided in these bylaws, the chair of the board of directors, the president or a vice president of the corporation shall sign, in the name and on behalf of the corporation, all deeds, bonds, contracts, mortgages and other instruments, the execution of which shall be authorized by the board of directors; provided, however, that the board of directors may authorize any other officer or officers or any agent or agents of the corporation to sign in the name and on behalf of the corporation, any such deed, bond, contract, mortgage or other instrument.  Such authority may be general or confined to specific instances.  Except as so authorized by the board of directors, and except in the ordinary course of business, no officer, agent or employee of the corporation shall have power or authority to bind the corporation by any contract or engagement or to pledge, sell or otherwise dispose of its credit.

SECTION 8.03.                           Checks.  All checks, notes, bills of exchange or other orders in writing shall be signed by such person or persons as the board of directors may from time to time designate.

SECTION 8.04.                           Corporate Seal.  The corporate seal shall have inscribed thereon the name of the corporation.  The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

SECTION 8.05.                           Amendment of Bylaws.  These bylaws may be altered, amended or repealed or new bylaws may be adopted by the shareholders or by the board of directors, when such power is conferred upon the board of directors by the certificate of formation, at any regular or special meeting of the shareholders or of the board of directors, if notice of such alteration, amendment, repeal or adoption of new bylaws be contained in the notice of such special meeting.

Approved by the board of directors as of the ____ day of ____________, 2012.